UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (914) 421-6700

 (Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 29, 2008, AboveNet, Inc. (the “Company”), and its wholly-owned subsidiaries AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, and AboveNet International, Inc. (such subsidiaries, together with the Company, the “Borrowers” ), entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with the lender parties thereto (the “Lenders”), Societe Generale, as Administrative Agent, and CIT Lending Services Corporation, as Documentation Agent.

Pursuant to the Credit Agreement, the Lenders provided the Borrowers with (i) a $24 million term loan (the “Term Loan”), which was funded in full at the closing held on February 29, 2008 (the “Closing”), (ii) an $18 million revolving credit facility (the “Revolving Credit Facility”), and (iii) an $18 million “Delayed Draw Loan” facility under which the Lenders may make additional term loans upon requests by the Borrowers during the 270-day period following the Closing.  No portion of the Revolving Credit Facility or the Delayed Draw Loans were funded on the Closing.  The initial loan proceeds were used to increase the Borrowers’ working capital and to pay approximately $1.05 million of fees and expenses incurred in connection with the Credit Agreement, which included the balance of the Closing fee to the Lenders and the payment of the Lenders’ expenses.  Future borrowings under the Credit Agreement may be used for working capital as well as acquisitions meeting certain requirements set forth in the Credit Agreement.

Borrowings under the Credit Agreement are secured by substantially all assets of the Borrowers pursuant to a Security and Pledge Agreement (the “Security Agreement”) entered into by the Borrowers and the Administrative Agent, for the benefit of the Lenders.

Pursuant to the Credit Agreement, among other things:

•                  All outstanding loans under the Credit Agreement will become due on February 29, 2013 (the “Maturity Date”).

•                  Quarterly payments of principal of the Term Loan and any Delayed Draw Loans (to the extent funded) will commence on June 30, 2009.  With respect to each quarterly payment through March 31, 2012, such principal will be repaid at a rate of 3.0% per quarter of the aggregate principal amount of such loans funded under the Credit Agreement, increasing to 4.0% per quarter for last three quarters of 2012.  The remaining outstanding principal of the Term Loan and any Delayed Draw Loans will become due on the Maturity Date.

•                  Interest accrues on outstanding loans under the Revolving Credit Facility at a per annum rate equal to, at the Borrowers’ option, the prime rate (but in no event less than the Federal Funds Rate plus one-half percent) from time to time in effect plus a margin of 2.0%, or a LIBOR rate selected by the Borrowers plus a margin of 3.0%.

•                  Interest accrues on the outstanding Term Loan and Delayed Draw Loans at a per annum rate equal to, at the Borrowers’ option, the prime rate (but in no event less than the Federal Funds Rate plus one-half percent) from time to time in effect plus a margin of 2.25%, or a LIBOR rate selected by the Company plus a margin of 3.25%.

•                  The above interest rate margins are subject to decrease by 0.25% per annum following the Company’s delivery to the Lenders of audited financial statements for the year ended

                        December 31, 2007, provided the Company’s Net Total Funded Debt Ratio (as defined in the Credit Agreement) is less than or equals 1.0 to 1.0.

•                  The Borrowers will be required to pay a prepayment fee to the Lenders of 1.0% on the principal amount of any Term Loan or Delayed Draw Loan prepaid in the first year following the Closing.

•                  The Borrowers are required to comply with a number of affirmative, negative and financial covenants.  Among other things, these covenants restrict the Company’s ability to pay dividends, limit annual capital expenditures by the Borrowers in fiscal years 2008, 2009 and 2010, require the Borrowers to maintain a minimum of $20 million in cash deposits at all times, provide that the Company’s Net Total Funded Debt Ratio cannot at any time exceed 2.5 to 1.0, and require the Company to maintain a minimum Consolidated Fixed Charges Coverage Ratio as set forth in the Credit Agreement.

•                  On a one-time basis at any time during the 180 days following the Closing, the Borrowers may request that the Lenders provide up to an additional $40,000,000 of loan commitments under the Credit Agreement on a pro rata basis.  To the extent the aggregate amount of the additional commitment from the Lenders is less than the requested commitment amount and the Borrowers have otherwise complied with the applicable conditions set forth in the Credit Agreement, the Borrowers may bring in other third party lenders to provide such commitments under the Credit Agreement.

•                  If the Borrowers do not comply with the various financial and other covenants and requirements of the Credit Agreement, the Lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Credit Agreement.

The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of the Credit Agreement attached hereto as Exhibit 10.1 and the Security Agreement attached hereto as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1

Credit and Guaranty Agreement, dated as of February 29, 2008, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, AboveNet International, Inc., the Lenders party thereto, Societe Generale, as Administrative Agent, and CIT Lending Services Corporation, as Documentation Agent.

Exhibit 10.2

Security and Pledge Agreement, dated as of February 29, 2008, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, AboveNet International, Inc., and Societe Generale, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2008

ABOVENET, INC.

By:	/s/ Robert Sokota
Robert Sokota,
Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description

Exhibit 10.1

Credit and Guaranty Agreement, dated as of February 29, 2008, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, AboveNet International, Inc., the Lenders party thereto, Societe Generale, as Administrative Agent, and CIT Lending Services Corporation, as Documentation Agent.

Exhibit 10.2

Security and Pledge Agreement, dated as of February 29, 2008, among AboveNet, Inc., AboveNet Communications, Inc., AboveNet of Utah, LLC, AboveNet of VA, LLC, AboveNet International, Inc., and Societe Generale, as Administrative Agent.